BARRY  L.  FRIEDMAN,  P.C.
                   Certified  Public  Accountant

1582  TULITA  DRIVE                           OFFICE  (702)  361-8414
LAS  VEGAS,  NEVADA  89123                     FAX  NO.(702)  896-0278



To  Whom  It  May  Concern:                             June  24,  1999

     The  firm  of  Barry  L.  Friedman,  P.C.,  Certified  Public
Accountant consents to the inclusion of their report of June 24, 1999, on the Financial Statements of PAYFORVIEW.COM CORP.
(formerly Sierra Gold Corporation), as of December 31, 1998, in this Form 8-K with the U.S. Securities and Exchange Commission.



Very  truly  yours,


/s/  Barry  L.  Friedman
Certified  Public  Accountant